EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Allison Beach	Joseph Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	abeach@ashfordinc.com	(212) 827-3772

BRAEMAR HOTELS & RESORTS INC. PROVIDES DIVIDEND POLICY CLARIFICATIONS

DALLAS, February 2, 2026 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (the “Company”) announced today clarifications about its first quarter preferred dividend declarations and 2026 common dividend policy.
Richard Stockton, President & Chief Executive Officer of the Company stated, “We are updating our preferred equity securities dividend declaration process to align the dividend cycles of our different preferred stock share classes in conjunction with the Company's previously announced Company Sale process. Because our Series B and Series D preferred stock are pari passu with our Series E and Series M preferred stock with respect to distributions, they must receive equitable treatment regarding dividend declarations. To manage this consistently, we are moving from declaring Series B and Series D dividends at the start of the quarter to “reserving” them on a monthly basis alongside our other Series E and Series M monthly dividend declarations. This ensures all parity requirements with respect to distributions across all of our series of preferred stock are met while maintaining the actual quarterly payment of our Series B and Series D preferred stock on or near the 15th of the month following quarter-end. This also gives us flexibility in the event that we have a strategic transaction that requires a redemption or conversion of the preferred equity securities outstanding during the middle of a quarter.”

He continued, “Please note that the dividend calculation rates remain unchanged and continue to follow the respective Articles Supplementary for each series of our preferred stock.”
“As for our common equity dividend policy, the Board has not declared a policy for 2026 in light of the fact that there is an ongoing Company Sale Process, which could result in the Company’s assets being sold in more than one transaction with net proceeds being distributed to shareholders after satisfying the Company’s other obligations.”
The Company will provide further updates as appropriate.
About Braemar Hotels & Resorts
Braemar Hotels & Resorts Inc. (NYSE: BHR) is a real estate investment trust (REIT) focused on the high-growth luxury hotel and resort sector. The Company targets high-performance luxury urban and resort properties, specializing in assets that generate revenue per available room (RevPAR) at least twice the U.S. national average. Its industry-leading portfolio features luxury properties across the United States and the U.S. territories in the Caribbean. Externally advised by Ashford Hospitality Advisors LLC, Braemar leverages deep industry expertise and disciplined asset management to drive outsized performance.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.